Exhibit 10.1
COLUMBUS McKINNON CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN

Amendment No. 13 of the 1989 Plan Restatement

Columbus McKinnon Corporation (the "Company") hereby amends the Columbus McKinnon Corporation Employee Stock Ownership Plan (the "Plan"), as amended and restated in its entirety effective April 1, 1989, and as further amended by Amendment Nos. 1 through 12, as permitted under Section 11.1 of the Plan, in order to reflect Treasury regulations issued under Code Section 415 in April 2007, as follows:

1.           Section 1.6, entitled “Annual Earnings”, is amended effective April 1, 2008 by revising the first paragraph of Section 1.6(a) to read as follows:

(a)           In General.  “Annual Earnings” means all salary or wages actually paid to an Employee during the calendar year by the Corporation and each of its Affiliates.  As used in this Section 1.6(a), the term “salary or wages” means salary or wages required to reported on the Employee’s federal income tax withholding statement within the meaning of Treasury Regulation §1.415(c)-2(d)(4).  Effective April 1, 2008, an amount is not Annual Earnings if it is paid after the Participant’s severance from employment unless (i) the Participant is in qualified military service (as defined in Code Section 414(u)), (ii) the Participant is permanently and totally disabled (as defined in Code Section 22(e)(3)), or (iii) the amount is paid by the later of 2-1/2 months after severance from employment or the end of the year that includes the date of severance from employment and is described in Treasury Regulation §1.415(c)-2(e)(3)(ii) or (iii).  (The emphasis is not included in the amendment.)

2.           Section 13.2, entitled “Definitions and Rules of Interpretation”, is amended effective April 1, 2008 by revising Section 13.2(h) to read as follows:

(h)           “Section 415 Compensation” means with respect to a Limitation Year, “participant’s compensation” as defined under Code Section 415(c)(3) and Treasury Regulation §1.415(c)-2(d)(4) thereunder.  Effective April 1, 2008, an amount is not Section 415 Compensation if it is paid after the Participant’s severance from employment unless (i) the Participant is in qualified military service (as defined in Code Section 414(u)), (ii) the Participant is permanently and totally disabled (as defined in Code Section 22(e)(3)), or (iii) the amount is paid by the later of 2-1/2 months after severance from employment or the end of the year that includes the date of severance from employment and is described in Treasury Regulation §1.415(c)-2(e)(3)(ii) or (iii).  In no event shall a Participant’s Section 415 Compensation for a Limitation Year beginning on or after April 1, 1989 exceed the applicable Code Section 401(a)(17) Limit set forth in Section 1.6(b).  (The emphasis is not included in the amendment.)

3.           Section 13.5, entitled “Adjustment to Reduce Annual Addition”, is amended effective April 1, 2008 to read as follows:

           13.5                      Adjustment to Reduce Annual Addition
.  A Participant’s Annual Addition under the Plan shall be reduced if necessary to satisfy the limitation of Section  13.3 at such times and in such manner as may be provided in Revenue Procedure 2006-27 or similar guidance issued by the Internal Revenue Service.

4.           Section 14.2, entitled “Definitions”, is amended effective April 1, 2008 by revising Section 14.2(i) to read as follows:

(i)           “Section 416 Compensation” means “participant’s compensation” as defined under Code Section 415(c)(3) and Treasury Regulation §1.415(c)-2(d)(4) thereunder or such other definition as may be required under Code Section 416.  Effective April 1, 2008, an amount is not Section 415 Compensation if it is paid after the Participant’s severance from employment unless (i) the Participant is in qualified military service (as defined in Code Section 414(u)), (ii) the Participant is permanently and totally disabled (as defined in Code Section 22(e)(3)), or (iii) the amount is paid by the later of 2-1/2 months after severance from employment or the end of the year that includes the date of severance from employment and is described in Treasury Regulation §1.415(c)-2(e)(3)(ii) or (iii).  The same definition of Section 416 Compensation shall be used for all purposes of this ARTICLE 14 for a Plan Year but may be different in another Plan Year.  (The emphasis is not included in the amendment.)

IN WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorize officer of the Corporation this 19th day of December, 2008, to be effective as of the dates recited herein.

COLUMBUS McKINNON CORPORATION

By     Richard A. Steinberg

Title: Vice President